As filed with the Securities and Exchange Commission on August 22, 2003
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  WPP GROUP PLC
             (Exact name of registrant as specified in its charter)

        England and Wales                                   None
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                 27 Farm Street
                             London W1J 5RJ England
          (Address of principal executive offices, including zip code)

                   J. Walter Thompson Company U.S. Employees'
                    Profit Sharing and Matched Savings Plan
                      Hill and Knowlton, Inc. 401K Matched
                                  Savings Plan
                             Myshare Retirement Plan
            Ogilvy & Mather Profit Sharing Retirement and 401(k) Plan
                            (Full title of the plans)

                                   David Calow
                               Group Chief Counsel
                                 27 Farm Street
                             London W1J 5RJ England
                     (Name and address of agent for service)

                              (011 44) 20 7408 2204
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Curt C. Myers, Esq.
                               Davis & Gilbert LLP
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4800

                         Calculation of Registration Fee

========================================================================================================================
       Title of securities to be registered         Amount to be     Proposed maximum   Proposed maximum     Amount of
                                                    registered(1)     offering price      aggregate        registration
                                                                        per share       offering price         fee
------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value 10p each,(2)
issuable under:

J. Walter Thompson Company U.S. Employees'
Profit Sharing and Matched Savings Plan            1,500,000             $9.08(3)        $13,620,000       $1,101.86

Hill and Knowlton, Inc. 401K Matched Savings
Plan                                                 325,000             $9.08(3)         $2,951,000         $238.74

Myshare Retirement Plan                            1,250,000             $9.08(3)        $11,350,000         $918.22

Ogilvy & Mather Profit Sharing Retirement and        600,000             $9.08(3)         $5,448,000         $440.74
401(k) Plan

             Total                                                                                         $2,699.56
------------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate amount of additional Ordinary Shares that may be necessary to adjust the number of Ordinary Shares subject to issuance pursuant to the J. Walter Thompson Company U.S. Employees' Profit Sharing and Matched Savings Plan, the Hill and Knowlton, Inc. 401K Matched Savings Plan, the Myshare Retirement Plan and the Ogilvy & Mather Profit Sharing Retirement and 401(k) Plan (collectively, the "Plans") as a result of any future stock split, stock dividend or similar transaction with respect to the Ordinary Shares. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2) American Depositary Shares of the Registrant ("ADS") evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares, nominal value 10p each, of the Registrant ("Ordinary Shares") have been registered under a separate registration statement on Form F-6 (File No. 333-5906). Each ADS represents five Ordinary Shares.

(3) Estimated solely for purposes of calculating the registration fee. Such estimate has been calculated pursuant to Rule 457(c) based on the average of the high and low prices of the Ordinary Shares as reported on The London Stock Exchange on August 20, 2003, translated into U.S. dollars using the Federal Reserve Bank's Noon Buying Rate for pounds sterling of (pound)1.00
     - $1.5922.

                                EXPLANATORY NOTE

References to the "Company" and the "Registrant" mean WPP Group plc, an English public limited company. J. Walter Thompson Company, a Delaware corporation that sponsors the J. Walter Thompson Company U.S. Employees' Profit Sharing and Matched Savings Plan, is a wholly-owned subsidiary of the Registrant. Hill and Knowlton, Inc., a Delaware corporation that sponsors the Hill and Knowlton, Inc. 401K Matched Savings Plan, is a wholly-owned subsidiary of the Registrant. MindShare USA, Inc., a Delaware corporation that sponsors the Myshare Retirement Plan, is a wholly-owned subsidiary of the Registrant. The Ogilvy Group, Inc., a New York corporation that sponsors the Ogilvy & Mather Profit Sharing Retirement and 401(k) Plan, is a wholly-owned subsidiary of the Registrant.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information *
        ----------------


Item 2. Registrant Information and Employee Plan Annual Information *
        -----------------------------------------------------------

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the J. Walter Thompson Company U.S. Employees' Profit Sharing and Matched Savings Plan, the Hill and Knowlton, Inc. 401K Matched Savings Plan, the Myshare Retirement Plan and the Ogilvy & Mather Profit Sharing Retirement and 401(k) Plan, as applicable (collectively, the "Plans"), as required by Rule 428(b)(1) under the Securities Act. These documents are not required to be filed with the Commission, but, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

        The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

          a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002,

          b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 1, 2002,

          c) The Sections entitled "Description of WPP Ordinary Shares" and "Description of WPP American Depositary Shares" contained in the Proxy Statement/Prospectus, dated August 25, 2000, included in Amendment No. 1, filed August 25, 2000, to a Registration Statement on Form F-4 filed by the Registrant (File No. 333-405165).

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Article 136 of the Registrant's Articles of Association provides:

"Subject to the Statutes, every director or other officer (excluding an auditor) of the Company shall be indemnified out of the assets of the Company against all liabilities incurred by him in actual or purported execution or discharge of his duty or the exercise or purported exercise of his actual or purported execution or discharge of his duty or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or offices but:

        (a) this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

        (b) the indemnity is subject to such officer taking all reasonable steps to effect such recovery, to the intent that the indemnity shall not apply where an alternative right of recovery is available and capable of being enforced."

        Section 310 of the U.K. Companies Act 1985 (as amended by Section 147 of the U.K. Companies Act 2989) applicable to the Registrant, a public limited company incorporated under the laws of England and Wales, provides as follows:

         "310. PROVISIONS EXEMPTING OFFICERS AND AUDITORS FROM LIABILITY

        (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

        (2) Except as provided by the following subsection, any such provision is void.

        (3) This section does not prevent the company

            (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

            (b) from indemnifying any such officer or auditor against any liability incurred by him

               (i) in defending any  proceedings  (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

               (ii) in connection with any  application  under section 144(3) or
            (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

        Section 727 of the UK Companies Act 1985 provides as follows:

              "727 POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES:

        "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against any officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect to the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably and that having regard to all of the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

        (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default breach of duty or breach of trust had been brought.

        (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

The Registrant maintains directors' and officers' insurance coverage that, subject to policy terms and limitations, will include coverage to reimburse the Registrant for amounts that it may be required or permitted by law to pay directors or officers of the Registrant.

Item 7. Exemption from Registration Claimed
        -----------------------------------

        Not applicable.

Item 8. Exhibits
        --------

Exhibit No.    Description of Exhibit
-----------    ----------------------

   4.1         Memorandum   and  Articles  of   Association  of  WPP  Group  plc
               (incorporated by reference to Exhibit 1.1 of the Company's Annual Report on Form 20-F for the year ended December 31, 2000).

   4.2 Amended and Restated Deposit Agreement, dated as of October 24, 1995, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit (a) of the Registration Statement on Form F-6 filed with the Commission on October 31, 1996 (File No. 333-5906)).

   4.3 Amendment No. 1 to Amended and Restated Depositary Agreement, dated as of November 9, 1999, by and among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 filed with the Commission on November 9, 1999 (File No. 333-5906)).

   4.4 Amendment No. 2 to Amended and Restated Deposit Agreement, dated October 3, 2000, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 2 to the Registration Statement on Form F-6, filed with the Securities and Exchange Commission on June 30, 2000 (File No. 333-5906).

   4.5 Amendment No. 3 to Amended and Restated Deposit Agreement, dated May 17, 2002, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 3 to the Registration Statement on Form F-6, filed with the Securities and Exchange Commission on April 19, 2002 (File No. 333-5906).

   23.1        Consent of Deloitte & Touche LLP (filed herewith).

   23.2        Consent of Arthur Andersen (omitted).*

   24          Power of Attorney (included on the signature page).

   99.1        Undertaking re submission of the J. Walter Thompson  Company U.S.
               Employees' Profit Sharing and Matched Savings Plan, the Hill and Knowlton, Inc. 401K Matched Savings Plan, the Myshare Retirement Plan and the Ogilvy & Mather Profit Sharing Retirement and 401(k) Plan to the Internal Revenue Service (filed herewith).

------------------
* The consent of Arthur Andersen, the former independent chartered accountants for the Registrant as of December 31, 2001 and 2000 and for the years then ended, could not be obtained after reasonable efforts and, accordingly, is being omitted pursuant to Rule 437a under the Securities Act of 1933. Because Arthur Andersen has not consented to the inclusion or incorporation of their report in the registration statement, it may become more difficult for investors to seek remedies against Arthur Andersen in connection with any material misstatement or omission that may be contained in WPP Group plc's consolidated financial statements and schedules for periods covered by their report. In particular, and without limitation, investors will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omission of a material fact required to be stated in those financial statements.

Item 9. Undertakings
        ------------

       (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which it offers or sell securities, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar   as   indemnification  for liabilities  arising  under  the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on August 22, 2003.

                                        WPP GROUP plc


                                        By:  /s/ Paul W.G. Richardson
                                             ------------------------
                                             Name:    Paul W. G. Richardson
                                             Title    Group Finance Director


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Paul W. G. Richardson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                           Date
---------                       -----                           ----

                                Chairman (non-executive)
--------------------------      of the Board of Directors
Philip Lader


/s/ Sir Martin Sorrell          Group Chief Executive           August 22, 2003
--------------------------      (Principal Executive Officer)
Sir Martin Sorrell


/s/ Paul W.G. Richardson        Group Finance Director          August 22, 2003
--------------------------      (Principal Financial Officer)
Paul W. G. Richardson


/s/ David Barker                Group Financial Controller      August 22, 2003
--------------------------      (Controller)
David Barker


/s/ Beth Axelrod                Executive Director and          August 22, 2003
--------------------------      Authorized Representative in
Beth Axelrod                    the United States

/s/ Howard Paster               Executive Director              August 22, 2003
--------------------------
Howard Paster


/s/ Jeremy J.D. Bullmore        Non-Executive Director          August 22, 2003
--------------------------
Jeremy J. D. Bullmore


--------------------------      Non-Executive Director
Esther Dyson


--------------------------      Non-Executive Director
Masao Inagaki


/s/ John B.H. Jackson           Non-Executive Director          August 22, 2003
--------------------------
John B. H. Jackson


--------------------------      Non-Executive Director
Michael Jordan


--------------------------      Non-Executive Director
David Komansky


/s/ Christopher Mackenzie       Non-Executive Director          August 22, 2003
--------------------------
Christopher Mackenzie


/s/ Stanley W. Morten           Non-Executive Director          August 22, 2003
--------------------------
Stanley W. Morten


--------------------------      Non-Executive Director
John A. Quelch

J. Walter Thompson  Company U.S.  Employees'  Profit Sharing and Matched Savings
Plan

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York.

Signature                       Title                           Date
---------                       -----                           ----

/s/ Donna Matteo                Director of Benefits            June 25, 2003



Hill and Knowlton, Inc. 401K Matched Savings Plan

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York.

Signature                       Title                           Date
---------                       -----                           ----

/s/ Sharon James Hirsch         Director of Human Resources     June 11, 2003



Myshare Retirement Plan

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York.

Signature                       Title                           Date
---------                       -----                           ----

/s/ Tim Cecere                  Human Resources Director        June 18, 2003



Ogilvy & Mather Profit Sharing Retirement and 401(k) Plan

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York.

Signature                       Title                           Date
---------                       -----                           ----

/s/ Gerri Stone                 Director of Benefits            June 17, 2003

                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibit
-----------     ----------------------

   4.1         Memorandum   and  Articles  of   Association  of  WPP  Group  plc
               (incorporated by reference to Exhibit 1.1 of the Company's Annual Report on Form 20-F for the year ended December 31, 2000).

   4.2 Amended and Restated Deposit Agreement, dated as of October 24, 1995, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit (a) of the Registration Statement on Form F-6 filed with the Commission on October 31, 1996 (File No. 333-5906)).

   4.3 Amendment No. 1 to Amended and Restated Depositary Agreement, dated as of November 9, 1999, by and among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 filed with the Commission on November 9, 1999 (File No. 333-5906)).

   4.4 Amendment No. 2 to Amended and Restated Deposit Agreement, dated October 3, 2000, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 2 to the Registration Statement on Form F-6, filed with the Securities and Exchange Commission on June 30, 2000 (File No. 333-5906).

   4.5 Amendment No. 3 to Amended and Restated Deposit Agreement, dated May 17, 2002, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 3 to the Registration Statement on Form F-6, filed with the Securities and Exchange Commission on April 19, 2002 (File No. 333-5906).

   23.1        Consent of Deloitte & Touche LLP (filed herewith).

   23.2        Consent of Arthur Andersen (omitted).*

   24          Power of Attorney (included on the signature page).

   99.1        Undertaking re submission of the J. Walter Thompson  Company U.S.
               Employees' Profit Sharing and Matched Savings Plan, the Hill and Knowlton, Inc. 401K Matched Savings Plan, the Myshare Retirement Plan and the Ogilvy & Mather Profit Sharing Retirement and 401(k) Plan to the Internal Revenue Service (filed herewith).

------------------
* The consent of Arthur Andersen, the former independent chartered accountants for the Registrant as of December 31, 2001, 2000 and 1999 and for the years then ended, could not be obtained after reasonable efforts and, accordingly, is being omitted pursuant to Rule 437a under the Securities Act of 1933. Because Arthur Andersen has not consented to the inclusion or incorporation of their report in the registration statement, it may become more difficult for investors to seek remedies against Arthur Andersen in connection with any material misstatement or omission that may be contained in WPP Group plc's consolidated financial statements and schedules for periods covered by their report. In particular, and without limitation, investors will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omission of a material fact required to be stated in those financial statements.


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